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                                                                    EXHIBIT 16.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Avenue
Washington, DC 20549

April 30, 2002

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated April 24, 2002 of AGCO Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP


Copy to: Donald R. Millard, AGCO Corporation